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                                                                    Exhibit 10.2

                           STOCK RESTRICTION AGREEMENT

         AGREEMENT made this first day of May 2002, between PerkinElmer, Inc., a Massachusetts corporation (the "Company"), and Jeffrey Capello (the "Employee").

         For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1. GRANT OF SHARES. As of the date hereof, the Company shall issue to the Employee, subject to the terms and conditions set forth in this Agreement and in the PerkinElmer, Inc. 2001 Incentive Plan, 10,000 shares (the "Shares") of common stock, $1.00 par value per share, of the Company ("Common Stock"). The Company shall issue to the Employee one or more certificates in the name of the Employee for that number of Shares granted to the Employee, subject to the provisions of Section 19 of this Agreement. The Employee agrees that the Shares shall be subject to the Purchase Option set forth in Section 2 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement. The Employee may make an irrevocable election to exchange the Shares for an account balance under the Company's Deferred Compensation Plan denominated in units equal in value to the value of the Shares and distributable only in shares of Common Stock at a time designated by the Employee at the time of such election; such account balance shall be reduced to $.001 per share if the Employee ceases to be employed by the Company for any reason or no reason, with or without cause, before the date the Purchase Option expires. Such election shall be effective only if it is made at least six months before the date the Purchase Option expires.

2.       PURCHASE OPTION.

(a) The Company shall have the right and option (the "Purchase Option") to purchase from the Employee, for a sum of $.001 per share (the "Option Price"), any part or all of the Shares if the Employee ceases to be employed by the Company for any reason or no reason, with or without cause, before the date the Purchase Option expires. The Purchase Option shall expire with respect to all the shares on the earliest of the following dates or events:

     (1) The last day of the Company's 2002 fiscal year if the Company's earnings per share, determined as set forth in Exhibit A hereto, for that fiscal year is at least 1.5 times the earnings per share for the Company's 2001 fiscal year. For purposes of this paragraph (1) the earnings per share for the Company's 2001 fiscal year, prior to adjustment, shall be $1.09.

     (2) The last day of the Company's 2003 fiscal year if the earnings per share, determined as set forth in Exhibit A hereto, for that fiscal year is at least 1.5 times the earnings per share for the Company's 2001 fiscal year. For purposes of this paragraph (2) the earnings per share for the Company's 2001 fiscal year, prior to adjustment, shall be $1.09.

     (3) The last day of a three consecutive fiscal year period of the Company beginning after the 2001 fiscal year in which the earnings per share for each fiscal year in such period, determined as set forth in Exhibit A hereto, is at least 1.15 times the earnings per share for the preceding fiscal year of the Company.

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     (4)  The date the Employee dies or becomes permanently disabled. The
Employee shall be deemed to be permanently disabled if he has been unable to perform his duties for the Company for a six consecutive month period. The determination of disability shall be made by the Board of Directors of the Company, in reliance upon the opinion of the Employee's physician or upon the opinion of one or more physicians selected by the Company.

     (5) Notwithstanding the provisions of the Plan to the contrary, the occurrence of a Change in Control of the Company. For purposes of this Agreement, a "Change in Control" means an event or occurrence set forth in any one or more of paragraphs (A) through (D) below (including an event or occurrence that constitutes a Change in Control under one of such subsections but is specifically exempted from another such subsection):

          (A) the acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership of any capital stock of the Company if, after such acquisition, such Person beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act) 20% or more of either (i) the then-outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then-outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company (excluding an acquisition pursuant to the exercise, conversion or exchange of any security exercisable for, convertible into or exchangeable for common stock or voting securities of the Company, unless the Person exercising, converting or exchanging such security acquired such security directly from the Company or an underwriter or agent of the Company), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i) and (ii) of paragraph (C) of this Section 2(a)(5); or

          (B) such time as the Continuing Directors (as defined below) do not constitute a majority of the Board (or, if applicable, the Board of Directors of a successor corporation to the Company), where the term "Continuing Director" means at any date a member of the Board (i) who was a member of the Board on the date of the execution of this Agreement or (ii) who was nominated or elected subsequent to such date by at least a majority of the directors who were Continuing Directors at the time of such nomination or election or whose election to the Board was recommended or endorsed by at least a majority of the directors who were Continuing Directors at the time of such nomination or election; provided, however, that there shall be excluded from this clause (ii) any individual whose initial assumption of office occurred as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents, by or on behalf of a person other than the Board; or


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          (C)  the consummation of a merger, consolidation, reorganization, recapitalization or statutory share exchange involving the Company or a sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), unless, immediately following such Business Combination, each of the following two conditions is satisfied: (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50%of the then-outstanding shares of common stock and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors, respectively, of the resulting or acquiring corporation in such Business Combination (which shall include, without limitation, a corporation which as a result of such transaction owns the Company or substantially all of the Company's assets either directly or through one or more subsidiaries) (such resulting or acquiring corporation is referred to herein as the "Acquiring Corporation") in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, respectively; and (ii) no Person (excluding the Acquiring Corporation or any employee benefit plan (or related trust) maintained or sponsored by the Company or by the Acquiring Corporation) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the Acquiring Corporation, or of the combined voting power of the then-outstanding securities of such corporation entitled to vote generally in the election of directors (except to the extent that such ownership existed prior to the Business Combination); or

          (D) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

     (6)  April 30, 2009.

(b) The EPS which is required to be achieved to cause the expiration of the Purchase Option pursuant to Section 2(a)(1), (2), or (3) ("Target EPS") and the EPS for the Company's 2001 fiscal year shall be subject to adjustment in accordance with Exhibit A. The determination of EPS for a fiscal year of the Company and any adjustments thereto pursuant to Exhibit A shall be proposed by the Company's management and verified by the Company's independent public accountants.

(c) For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company.

3.   EXERCISE OF PURCHASE OPTION AND CLOSING.

(a) If the Employee ceases to be employed by the Company before the expiration of the Purchase Option, the Company may exercise the Purchase Option by delivering or mailing to the Employee (or his estate), in accordance with
Section 14, within 60 days after the termination of the employment of the Employee with the Company, a written notice of exercise of the Purchase Option. Such notice shall specify the number of Shares to be purchased. If and to the


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extent the Purchase Option is not so exercised by the giving of such a notice within such 60-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 60-day period.

(b) Within 10 days after his receipt of the Company's notice of the exercise of the Purchase Option pursuant to subsection (a) above, the Employee (or his estate) shall tender to the Company at its principal offices the certificate or certificates representing the Shares which the Company has elected to purchase, duly endorsed in blank by the Employee or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Shares to the Company. Promptly following its receipt of such certificate or certificates, the Company shall deliver or mail to the Employee a check in the amount of the aggregate Option Price therefor.

(c) After the time at which any Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection (b) above, the Company shall not pay any dividend to the Employee on account of such Shares or permit the Employee to exercise any of the privileges or rights of a stockholder with respect to such Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Shares.

4.   RESTRICTIONS ON TRANSFER.

(a) Except as otherwise provided in subsection (b) below, the Employee shall not, during the term of the Purchase Option, sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively "transfer"), any of the Shares, or any interest therein, unless and until such Shares are no longer subject to the Purchase Option.

(b) Notwithstanding the foregoing, the Employee may transfer Shares to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit, PROVIDED that such Shares shall remain subject to this Agreement (including without limitation the restrictions on transfer set forth in this Section 4 and the Purchase Option) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

5. EFFECT OF PROHIBITED TRANSFER. The Company shall not be required (a) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been so sold or transferred in violation of any of the provisions in this Agreement.

6. RESTRICTIVE LEGEND. Prior to the expiration of the Purchase Option, all certificates representing Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

     "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Stock Restriction Agreement between the corporation and the registered owner of these shares (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation."

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7.   PROVISIONS OF PLAN. This Agreement is subject to the provisions of the
Plan, a copy of which is furnished to the Employee with this Agreement.

8.   ADJUSTMENTS FOR STOCK SPLITS, STOCK DIVIDENDS, ETC.

(a) If from time to time during the term of the Purchase Option there is any stock split-up, reverse stock split, stock dividend, stock distribution, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization event or other reclassification of the Common Stock of the Company, or any distribution to holders of Common Stock other than a normal cash dividend, any and all new, substituted or additional securities to which the Employee is entitled by reason of his ownership of the Shares shall be immediately subject to the Purchase Option, the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Shares, and the Option Price shall be appropriately adjusted.

(b) If the Shares are converted into or exchanged for, or stockholders of the Company receive by reason of any distribution in total or partial liquidation, securities of another corporation, or other property (including cash), pursuant to any merger of the Company or acquisition of its assets, other than one that constitutes a Change in Control for the purpose of Section 2, then the rights of the Company under this Agreement shall inure to the benefit of the Company's successor and this Agreement shall apply to the securities or other property received upon such conversion, exchange or distribution in the same manner and to the same extent as to the Shares.

9.   WITHHOLDING TAXES.

(a) The Employee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Employee any federal, state or local taxes of any kind required by law to be withheld with respect to the transfer for tax purposes of the Shares as well as with respect to any dividend income derived from the Shares prior to such transfer, or the lapse of the purchase option.

(b) If the Employee elects, in accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended, to recognize ordinary income in the year of transfer of the Shares, the Company will require at the time of such election a payment for withholding tax purposes based on the fair market value of such Shares as of the day of transfer to the Employee.

(c) The Employee may, to the extent then permitted under applicable law, satisfy any such tax withholding obligations in whole or in part by delivery to the Company of shares of Common Stock, including the Shares, valued for such purposes at their fair market value at the time such tax withholding obligation arises, as determined in good faith by the Company (which determination shall be based on the trading value of the Common Stock if the Common Stock is listed on a national securities exchange at the time of such determination).

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10.  SEVERABILITY. The invalidity or unenforceability of any provision of this
Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

11. WAIVER. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Board of Directors of the Company.

12. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Company and the Employee and their respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 4 of this Agreement. 13. NO RIGHTS TO EMPLOYMENT. Nothing contained in this Agreement shall be construed as giving the Employee any right to be retained, in any position, as an employee of the Company.

14. NOTICE. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party hereto at the address shown beneath his or its respective signature to this Agreement, or at such other address or addresses as either party shall designate to the other in accordance with this Section 14.

15. PRONOUNS. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice-versa.

16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings, relating to the subject matter of this Agreement.

17. AMENDMENT. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Employee.

18. GOVERNING LAW. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

19. DELIVERY OF CERTIFICATES. The Employee authorizes the Company, on his behalf, to hold the Shares on book entry until the date on which the Shares are no longer subject to the Purchase Option.

              [The balance of the page is intentionally left blank]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  PerkinElmer, Inc.
                                  _______________________________________

                                  By:____________________________________
                                       45 William Street
                                       Wellesley, Massachusetts 02481


                                  EMPLOYEE

                                  _______________________________________
                                  Jeffrey Capello


                                  Address:






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                                    EXHIBIT A


                        DEFINITION OF EARNINGS PER SHARE


     (a) Earnings Per Share shall mean post-tax earnings per common share for the applicable fiscal year determined on a fully diluted basis as reported in the Company's annual consolidated financial statements, adjusted as hereinafter described.


     (b) If any of the following events occurs after the end of the Company's 2001 fiscal year, then in each fiscal year in which any such event directly affects post-tax earnings per share, including the 2001 fiscal year, a corresponding adjustment shall be made to arrive at earnings per share for such year:


          (1) Any common stock split or common stock dividend, common stock subdivision or reclassification.


          (2) Any change in accounting principles or Company accounting practices.


          (3)  Any change in laws, regulations or interpretations thereof.


          (4) Any items of a non-recurring nature, as evidenced by their exclusion from adjusted earnings in the Company's reported quarterly financial statements.


          (5) Any extraordinary item, determined under generally accepted accounting principles.


     (c) In the event a significant business is sold, earnings per share and Target EPS (as defined in Section 2(b)) shall be appropriately adjusted by the earnings per share of the divested business and shall be appropriately adjusted by the interest from the proceeds of the sale. In the event a significant business is acquired, Target EPS shall be appropriately adjusted in accordance with the acquisition plan approved by the Company's Board of Directors and earnings per share shall be appropriately adjusted by the actual results of the acquired operations.


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